Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-147190, 333-179513, 333-161647, 333-231598, and 333-266628 on Form S-8 of our reports dated August 2, 2024 relating to the consolidated financial statements of Standex International Corporation and the effectiveness of Standex International Corporation’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Standex International Corporation for the year ended June 30, 2024.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

August 2, 2024